UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 22, 2018

PERRY ELLIS INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	0-21764 (Commission File No.)	59-1162998 (IRS Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida (Address of principal executive offices)	33172 (Zip Code)

(305) 592-2830
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control Severance Plan

On April 22, 2018, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of Perry Ellis International, Inc. (the “Company”) approved the Perry Ellis International, Inc. Change in Control Severance Plan (the “CIC Severance Plan”), which provides for the payment of severance benefits to certain senior executive officers of the Company or its affiliates that have been selected by the Board and the Company’s management, including the following named executive officers: John F. Voith and Jorge Narino (the “Participating NEOs”), if their employment is involuntarily terminated by the Company without “Cause” or terminated by the applicable executive for “Good Reason” within twelve (12) months following a Change in Control (each, as defined in the CIC Severance Plan, and such termination, a “Qualifying Termination”).

In addition to accrued but unpaid base salary, earned vacation time, unreimbursed business expenses incurred prior to termination and other vested compensation or benefits through the date of termination, the CIC Severance Plan provides for the following severance benefits upon a Qualifying Termination: (i) continued base salary during the applicable Severance Period (as defined below), (ii) a prorated annual cash bonus for the year of termination, based on actual full-year performance and (iii) COBRA premiums during the applicable Severance Period. There are three “Tiers” of participants under the CIC Severance Plan, with varying “Severance Periods” for participants based on their Tier.  Tier I participants, which includes the Participating NEOs, would have a Severance Period of 18 months, and the Tier II and Tier III participants would have shorter Severance Periods.

The eligibility for severance benefits under the CIC Severance Plan is conditioned upon the participant’s timely execution of a general release of all claims against the Company and its subsidiaries, affiliates and related persons.  The CIC Severance Plan also contains restrictive covenants, including perpetual restrictions on the disclosure of confidential information and nondisparagment and post-employment restrictions on competition, solicitation or hire of employees and solicitation of customers during the Severance Period.  If a participant violates the restrictive covenants, such participant will not be entitled to any further payments or benefits under the CIC Severance Plan.

Under the CIC Severance Plan, if any payments and benefits (i) constitute “parachute payments” within the meaning of Section 280G of the Code (“280G Payments”) and (ii) would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then the 280G Payments will be either: (a) delivered in full or (b) delivered as to such lesser extent which would result in no portion of such benefits being subject to such excise tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by the participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

By:                  /s/ Tricia Thompkins
Name:           Tricia Thompkins
Title:               EVP, General Counsel & Secretary

Dated:  April 26, 2018